Exhibit (11) under N-1A
                                   Exhibit 23 under 601/Reg SK





INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of
 Federated Tax-Free Trust:

We consent to the use in the Post-Effective Amendment No. 37 to Registration Statement (No. 2-63343) of Federated Tax-Free Trust of our report dated January 12, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By:DELOITTE & TOUCHE LLP
   Deloitte & Touche LLP


Pittsburgh, Pennsylvania